Form N-SAR, Sub-Item 77C
Submission of matters to a vote of
security holders

Nuveen Quality Income Municipal
Fund, Inc.
33-40124, 811-06303

An annual meeting of the
shareholders of the
Nuveen Quality Income Municipal
Fund, Inc. (the Fund) was held July
26, 2005.

The purpose of the meeting was to

1. elect nine (9) directors to serve
2. until their successors shall
3. have been duly elected and
4. qualified;

Approval of the Board Members
was reached as follows:

Robert P. Bremner
For 49,413,525
Withhold 577,104

Lawrence H. Brown
For  49,428,832
Withhold 561,797

Jack B. Evans
For  49,429,263
Withhold  561,366

William C. Hunter
For 49,437,944
Withhold  552,685

David J. Kundert
For 49,429,839
Withhold  560,790

William J. Schneider, elected by Preferred
shareholders only
For 17,092
Withhold  28

Timothy R. Schwertfeger, elected by
Preferred shareholders only
For 17,092
Withhold  28

Judith M. Stockdale
For 49,436,287
Withhold  554,342

Eugene S. Sunshine
For  49,441,795
Withhold  548,834

5. approve a new Investment
6. Management Agreement .

The number of shares voted in the
affirmative:
49,020,175 and
the number of negative votes:
 302,491

Proxy materials are herein
incorporated by reference
to the SEC filing on June 21, 2005
, under
Conformed Submission Type DEF
 14A, accession
number 0000950137-05-007656.